Exhibit 10.22

COOPERATION AGREEMENT OF JOINT RESEARCH PROJECT

This Cooperation Agreement (“Agreement”) is entered into on September 13, 2022 by and between:

Jilin Agricultural University, hereinafter referred to as “Party A”, and

Jilin Zhengye Biological Products Co., Ltd, hereinafter referred to as “Party B”,

Collectively referred to as the “Parties”.

WHEREAS, the Parties wish to collaborate on the research project named [The Development of Animal Microecological Vaccine for the Biological Control of African Swine Fever].

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to jointly apply for the 2023 Annual Funding for Key Research and Development Projects sponsored by Jilin Science and Technology Initiative with the project named [The Development of Animal Microecological Vaccine for the Biological Control of African Swine Fever].

1.	Devision of the Tasks

Party A shall take the following tasks of project application, implementation, and summary; identification of strains; development of a composite lactobacillus vaccine; biosafety intermediate test report; and biosafety intermediate test.

Party B shall take the task of product inspection.

2.	Allocation of the Funding:

After the project funding is approved, Party A shall obtain 90% of the funding offered by the government, while Party B shall obtain 10%. The Parities shall set up an account for the exclusive use of the funding in the scientific research.

3.	Ownership of Intellectual Property Rights

During the research project, the ownership of the research results and related intellectual property rights based on the research conducted by either of the Parties is governed by the Party that conducts the research. However, Party A shall be entitled to use the project information of Party B for non-commercial purposes (such as in the compiling of government meeting presentations, reports, documents and referring to the statistical data, etc.), and the Parties shall share intellectual property rights during the project execution period.

4.	Cooperation Term

The term of the agreement is the project implementation cycle, and the agreement shall be invalidated upon completion of the project. If the project application is not approved, this agreement will be automatically invalidated.

5. This Agreement is executed in four original counterparts each of which shall have equal effect in law. Each Party shall keep two copies of the original Agreement. The Parties hereto may enter into written supplemental agreements in relation to the matters not mentioned herein through negotiation. Supplemental agreements shall have equal legal effect of this Agreement.

Party A: Jilin Agricultural University (seal)

By

Research Project Leader from Party A

Date

Party B: Jilin Zhengye Biological Products Co., Ltd (seal)

By

Research Project Member from Party B

Date